UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 31, 2008
(October 27, 2008)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective October 27, 2008, the Board of Directors (the “Board”) of Quanta Services, Inc. (the “Company”) appointed James F. O’Neil III as President and Chief Operating Officer of the Company. In connection with Mr. O’Neil’s appointment, the Company entered into an employment agreement, dated as of October 27, 2008, with Mr. O’Neil (the “Agreement”). The Agreement has an initial term of two years that will renew automatically on an annual basis unless the Company or Mr. O’Neil provides at least ninety days prior written notice of non-renewal. Pursuant to the terms of the Agreement, Mr. O’Neil will receive an annual base salary of $400,000, which amount is subject to adjustment by the Board or a duly constituted committee thereof from time to time in its discretion. The Agreement generally terminates upon Mr. O’Neil’s (i) death, (ii) disability, (iii) termination for “cause” or “good reason” (as both terms are defined in the Agreement), or (iv) termination without cause. If Mr. O’Neil’s employment is terminated due to disability or without cause, Mr. O’Neil will be entitled to a lump-sum payment of his base salary at the rate then in effect for the period remaining under the Agreement or for one year, whichever is greater. If within 12 months of a “change in control” (as defined in the Agreement), Mr. O’Neil terminates his employment for good reason or his employment is terminated other than for cause, Mr. O’Neil will be entitled to severance benefits equal to (i) a lump-sum payment equal to three times the sum of (x) his base salary at the rate then in effect and (y) the highest annual bonus paid to him under the Company’s annual incentive plan for the past three years, and (ii)  equivalent continued benefits for him and his dependents under welfare benefit plans for three years after termination. The Agreement contains customary non-competition covenants restricting the ability of Mr. O’Neil to compete with the Company during the term of his employment and for a period of one year thereafter and prohibiting him from disclosing confidential information and trade secrets.
     The above description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Exhibit

99.1	Employment Agreement dated as of October 27, 2008, by and between Quanta Services, Inc. and James F. O’Neil III

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 31, 2008

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President

Exhibit Index

Exhibit No.	Exhibit

99.1	Employment Agreement dated as of October 27, 2008, by and between Quanta Services, Inc. and James F. O’Neil III